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                                                                     Exhibit 4.2

                           POST APARTMENT HOMES, L.P.,
                                     Issuer

                                       TO

                                 SUNTRUST BANK,
                                     Trustee

                          First Supplemental Indenture

                          Dated as of ___________, 2000

                             Senior Debt Securities


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         FIRST SUPPLEMENTAL INDENTURE, dated as of ___________, 2000 (the "First
Supplemental Indenture"), between POST APARTMENT HOMES, L.P., a Georgia limited partnership (the "Issuer"), having its principal offices at 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327 and SUNTRUST BANK, a national banking association organized under the laws of the State of Georgia, as Trustee hereunder (the "Trustee"), having its Corporate Trust Office at 25 Park Place, Atlanta, Georgia 30303 to the Indenture (the "Indenture") dated as of September 15, 2000 among the Issuer and the Trustee. All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Indenture.

                             RECITALS OF THE ISSUER

         The Issuer has heretofore delivered to the Trustee an Indenture.

         Section 901(5) of the Indenture provides that the Issuer and the Trustee may enter into an indenture supplemental to the Indenture to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision. As of the date hereof, no Securities of any series have been issued under the Indenture.

         The Company wishes to amend and restate Section 501(5) of the Indenture.

         All things necessary to make this First Supplemental Indenture a valid agreement of the Issuer, in accordance with it terms, have been done.

         NOW THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Securities, as follows:


         1.       Amendment and Restatement of Section 501(5)


         Section 501(5) of the Indenture is hereby amended and restated in its entirety to read as follows:


                  "(5)     a default under any evidence of Recourse Indebtedness
         of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any Recourse Indebtedness of the Issuer (or by any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $20,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been


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         discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series of a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or"

         2.       No Other Changes.

         Except as expressly supplemented hereby, all of the terms and provisions of the Indenture shall continue in full force and effect. All references to "Indenture" in the Indenture shall be understood to refer to the Indenture, as supplemented by this First Supplemental Indenture.

         3.       Ratification of Indenture.

         The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         4.       Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

         5.       Severability.

         In case any one or more of the provisions in this First Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         6.       Counterparts.

         All parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             POST APARTMENT HOMES, L.P.

                                             By: Post GP Holdings, Inc.
                                                 as General Partner


                                             By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

Attest:

Title:

                                             SUNTRUST BANK
                                             as Trustee


                                             By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


                                             By:
                                                 -------------------------------
                                                  Name:
                                                  Title


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STATE OF GEORGIA  )
                  )ss:
COUNTY OF FULTON  )

         On the __ day of ________ 2000, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he or she is _____________________ of POST GP HOLDINGS, INC., the general partner of POST APARTMENT HOMES, L.P., one of the parties described in and which executed the foregoing instrument, and that he or she signed his or her name thereto by authority of the Board of Directors.

{Notarial Seal}

                           -----------------------------------
                           Notary Public
                           COMMISSION EXPIRES


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STATE OF GEORGIA  )
                  ) ss:
COUNTY OF FULTON  )

         On the __ day of ________ 2000, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he is Vice President of SunTrust Bank, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

{Notarial Seal}

                           -----------------------------------
                           Notary Public
                           COMMISSION EXPIRES


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